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                                                                        EX. 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our report dated December 20, 1996, relating to the financial statements of Honduras American Tabaco, S. A. de C. V., which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Price Waterhouse

Tegucigalpa, M.D.C.

December 20, 1996